Exhibit 99.1

Xtant Medical Reports First Half 2015 Financial Results

First Half Xtant(TM) Medical Pro Forma Combined 2015 Highlights:

•	On July 31, 2015, the Company announced the close of its acquisition of X-Spine Systems, Inc.

•	Pro forma combined revenue increased 12.6% to $43.4 million from $38.5 million in the first half of 2014

•	Pro forma gross profit increased 14.3% to $28.0 million compared to $24.5 million in the first half of 2014

•	Pro forma gross margins improved to 64.6%, an increase from 63.6% in the first half of 2014

•	Pro forma EBITDA for the first half of 2015 was $1.2 million

BELGRADE, Mont., Aug. 12, 2015 (GLOBE NEWSWIRE) — Xtant Medical Holdings, Inc. (OTCQX:BONE), formerly Bacterin International Holdings, Inc., a leader in the development of class-leading regenerative medicine products and medical devices, today reported stand alone financial results for the second quarter of 2015 and pro forma combined results for the six months ended June 30, 2015.

Pro Forma Combined First Half 2015 Results

Revenue

First half 2015 pro forma combined revenue was approximately $43.4 million, an increase of 12.6% compared to approximately $38.5 million for the same period during 2014. The higher revenues reflect increased penetration of targeted markets and an increase in internal and external sales resources compared to prior periods.

Gross Profit and Gross Margin

Combined gross profit for the first half of 2015 was $28.0 million or 64.6% of revenues, compared to $24.5 million or 63.6% of revenues for the first half of 2014, a gross profit improvement of 14.3%. The higher gross margin reflects the combination of Bacterin and X-spine, and continued respective sales mix and operational improvements compared to prior periods.

Loss from Operations

Pro forma first half 2015 loss from operations was approximately $3.4 million, compared to a pro forma operating loss of $1.6 million in the first half of 2014.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization ("EBITDA") as net income/loss from operations before depreciation, amortization, impairment charges and non-cash stock-based compensation. Pro forma combined company EBITDA for the first half of 2015 was $1.2 million. On a pro forma combined basis, during the first quarter of 2015, the combined company incurred approximately $700,000 of one time, non-recurring expenses. Excluding this figure, EBITDA for the first half of 2015 would have been approximately $1.9 million.

Financial Resources and Liquidity

Concurrent with the acquisition of X-spine, the Company completed an offering of $65 million aggregate principal amount of 6% convertible senior unsecured notes due 2021. The initial conversion price of the notes is approximately $3.88 per share.

In addition, the Company refinanced its existing senior secured $24 million term loan with affiliates of Orbimed Advisors and borrowed an additional $18 million under an amended and restated credit agreement. Interest at approximately 15% per annum is bifurcated into cash payments and payments in kind at different percentages throughout the term of the loan. No principal payments are due until the maturity of the loan, on July 31, 2020.

On July 31, 2015, after payment of the acquisition consideration and expenses related to the acquisition and financing transactions referenced above, we received net proceeds of approximately $5.6 million which will be used for general corporate and working capital purposes.

On August 10, 2015, the Company received a notice from Leerink Partners, LLC of their intention to partially exercise their over allotment option to purchase an additional $3.0 million aggregate principal amount of our convertible notes.

As of June 30, 2015, cash and cash equivalents were $2.0 million. On a combined basis, cash and cash equivalents including the proceeds from the convertible debt offering and partial over allotment option were approximately $10.4 million.

2015 and 2016 Company Guidance

For the second half of 2015, the Company has updated its guidance to reflect its recent acquisition of X-spine. The Company is providing second half 2015 revenue guidance for the combined company in the range of $43 million to $46 million and second half 2015 EBITDA guidance within the range of $2.0 million and $2.5 million, excluding one time, non-recurring transaction expenses.

For full year 2016, the Company is projecting revenues in the range of $100 million to $105 million and EBITDA of approximately $7.0 to $9.0 million.

Second Quarter 2015 Bacterin Results

Revenue

Second quarter 2015 revenue for Bacterin was approximately $9.9 million, an increase of 11.4% compared to approximately $8.9 million for the same period during 2014. Sequentially, revenues increased 4.1% compared to the first quarter of 2015. The higher revenues reflect increased penetration of targeted markets and an increase in internal and external sales resources compared to prior periods.

Gross Profit and Gross Margin

Gross profit for Bacterin in the second quarter of 2015 was $6.5 million or 66% of revenues, compared to $5.6 million or 63% of revenues for the second quarter of 2014. Bacterin's reported gross profit for the quarter improved 16.5% compared to the second quarter of 2014 and 8.1% compared to the first quarter of 2015.

Loss from Operations

The second quarter 2015 loss from operations was approximately $1.4 million, compared to approximately $1.3 million in the second quarter of 2014. The increased loss primarily reflects increased sales and marketing expenses associated with the Company's ongoing execution of its strategy to increase and enhance field sales assets to drive future revenue growth.

Net Loss

The reported second quarter 2015 net loss for Bacterin was approximately $2.9 million, or ($0.41) per share.

Conference Call

The Company also announced that it will hold a conference call hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on August 13, 2015. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: August 13, 2015, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Xtant Medical Holdings, Inc. Second Quarter 2015 Results Call
Webcast Registration: Click Here

Following the live call, a replay will be available on the Company's website, www.bacterin.com, under "Investor Info."

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Annualized, pro forma, projected and estimated numbers used in this press release are used only for illustrative purposes and are not forecasts and may not reflect actual results.

This news release contains certain supplemental measures of performance, such as EBITDA, that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). Such measures should not be considered as replacements of GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found at the end of this news release.

The unaudited pro forma financial information contained in this news release is included for informational purposes only and does not purport to reflect the results of operations or financial position that would have occurred had Xtant and X-spine operated on a combined basis during the periods presented. The unaudited pro forma financial information should not be relied upon as being indicative of our financial condition or results of operations had the X-spine transaction occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes of Xtant and X-spine.

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	Amount	Amount	Amount	Amount
Revenue
Tissue sales	$9,732,909	$8,714,915	$19,009,956	$17,466,260
Royalties and other	159,706	169,017	385,773	330,642
Total Revenue	9,892,615	8,883,932	19,395,729	17,796,902

Cost of sales	3,375,289	3,290,512	6,847,766	6,701,218

Gross Profit	6,517,327	5,593,420	12,547,963	11,095,684

Operating Expenses
General and administrative	2,399,133	2,093,792	4,824,300	4,382,595
Sales and marketing	5,035,577	4,405,227	9,749,249	8,460,431
Research and development	291,171	322,277	724,732	576,860
Depreciation and amortization	100,663	82,432	224,774	157,580
Non-cash consulting expense	74,074	21,701	140,869	42,228
Total Operating Expenses	7,900,618	6,925,429	15,663,924	13,619,694

Loss from Operations	(1,383,291)	(1,332,009)	(3,115,960)	(2,524,010)

Other Income (Expense)
Interest expense	(1,383,642)	(1,441,989)	(2,819,220)	(2,717,601)
Change in warrant derivative liability	(14,081)	870,494	(476,289)	(615,235)
	—	—	(558,185)	—
Other income (expense)	(114,963)	3,074	(103,126)	(183,839)

Total Other Income (Expense)	(1,512,686)	(568,421)	(3,956,820)	(3,516,675)

Net Loss from Operations Before (Provision) Benefit for Income Taxes	(2,895,977)	(1,900,430)	(7,072,781)	(6,040,685)

Benefit (Provision) for Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

Net Loss	$-2,895,977	$-1,900,430	$-7,072,781	$-6,040,685
Net loss per share:
Basic	$(0.41)	$(0.35)	$(1.02)	$(1.11)
Dilutive	$(0.41)	$(0.35)	$(1.02)	$(1.11)

Shares used in the computation:
Basic	7,137,391	5,514,694	6,914,698	5,447,204
Dilutive	7,137,391	5,514,694	6,914,698	5,447,204

See notes that are attached to the consolidated financial statements that are contained in the Company's 10K and 10Qs.

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

		As of
	As of June 30,	December 31,
	2015	2014

ASSETS
Current Assets:
Cash and cash equivalents	$2,026,108	$4,468,208
Trade accounts receivable, net of allowance for doubtful accounts of $1,392,989 and $1,309,859, respectively	5,574,285	4,427,081
Inventories, net	9,392,150	9,558,648
Prepaid and other current assets	1,033,605	654,140
Total current assets	18,026,148	19,108,077

Non-current inventories	1,839,971	1,934,258
Property and equipment, net	4,430,038	4,654,527
Intangible assets, net	609,348	655,490
Other assets	1,446,516	1,598,539

Total Assets	$26,352,020	$27,950,891

LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$4,577,488	$3,876,760
Accounts payable - related party	293,565	250,629
Accrued liabilities	2,399,599	1,921,301
Warrant derivative liability	1,796,660	1,320,371
Current portion of capital lease obligations	42,761	61,970
Current portion of royalty liability	1,169,500	1,000,750
Current portion of long-term debt	52,374	50,671
Total current liabilities	10,331,947	8,482,452

Long-term Liabilities:
Capital lease obligation, less current portion	37,496	11,808
Long term royalty liability, less current portion	6,139,374	6,361,216
Long-term debt, less current portion	21,691,674	20,870,330
Total Liabilities	38,200,491	35,725,806

Commitments and Contingencies
Stockholders' (Deficit) Equity
Preferred stock, $0.000001 par value; 5,000,000 shares authorized; no shares issued and Outstanding	—	—
Common stock, $0.000001 par value; 95,000,000 shares authorized;7,464,085 shares issued and outstanding as of June 30, 2015 and 6,679,646 shares issued and outstanding as of December 31, 2014	7	7
Additional paid-in capital	66,091,741	63,091,620
Accumulated deficit	(77,940,219)	(70,866,542)
Total Stockholders' Deficit	(11,848,471)	(7,774,915)

Total Liabilities & Stockholders' Deficit	$26,352,020	$27,950,891

See notes that are attached to the consolidated financial statements that are contained in the Company's 10K and 10Qs

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	2015	2014

Operating activities:
Net loss	$(7,072,781)	$(6,040,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	446,799	345,580
Non-cash interest	363,375	—
Non-cash consideration associated with stock purchase agreement	558,164	—
Gain on sale of fixed assets	(17,194)	(13,285)
Amortization of debt discount	848,773	739,127
Non-cash consulting expense/stock option expense	444,395	668,876
Provision for losses on accounts receivable and inventory	(19,394)	338,720
Change in derivative warrant liability	476,289	615,235
Changes in operating assets and liabilities:
Accounts receivable	(1,076,784)	(220,453)
Inventories	209,760	306,863
Prepaid and other assets	(352,704)	(274,825)
Accounts payable	742,767	1,040,469
Accrued liabilities	358,298	(1,376,180)
Net cash used in operating activities	(4,090,237)	(3,870,558)

Investing activities:
Purchases of property and equipment and intangible assets	(70,441)	(115,202)
Proceeds from sale of fixed assets	16,415	36,071
Net cash used in investing activities	(54,026)	(79,131)

Financing activities:
Proceeds from issuance of debt	—	4,000,000
Payments on long-term debt	(25,727)	(24,242)
Payments on capital leases	(64,442)	(82,987)
Payment on royalty obligation	(325,230)	—
Net proceeds from issuance of stock	2,117,560	—
Net cash provided by financing activities	1,702,163	3,892,771

Net change in cash and cash equivalents	(2,442,100)	(56,918)

Cash and cash equivalents at beginning of period	4,468,208	3,046,340
Cash and cash equivalents at end of period	$2,026,108	$2,989,422

See notes that are attached to the consolidated financial statements that are contained in the Company's 10K and 10Qs.

XTANT MEDICAL HOLDINGS, INC.

Calculation of EBITDA

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Loss from Operations	(1,383,290)	(1,332,009)	(3,115,960)	(2,524,010)

Non-Cash Compensation	229,984	176,432	446,799	345,580
Depreciation & Amortization	235,124	385,932	444,395	693,601

EBITDA	(918,182)	(769,645)	(2,224,766)	(1,484,829)

XTANT MEDICAL HOLDINGS, INC.

Unaudited Pro Forma Combined Statements of Operations

	For the Six Months Ended June 30,
	2015	2014
Revenue
Tissue and Medical Device Sales	$42,885,947	$38,148,136
Royalties and other	464,538	354,789
Total Revenue	43,350,485	38,502,925

Cost of sales	15,351,544	14,000,673

Gross Profit	27,998,941	24,502,252

Operating Expenses
General and administrative	7,878,508	6,623,686
Sales and marketing	18,894,329	15,464,052
Research and development	1,826,359	1,621,333
Depreciation and amortization	2,638,838	2,319,440
Non-cash consulting expense	140,869	42,228
Total Operating Expenses	31,378,903	26,070,739

Gain (Loss) from Operations	(3,379,962)	(1,568,487)

Other Income (Expense)
Interest expense	(5,992,052)	(5,356,753)

Change in warrant derivative liability	(476,289)	(615,235)
Non-cash consideration associated stock agreement	(558,185)	0
Other income (expense)	(103,126)	(183,839)
Total Other Income (Expense)	(7,129,652)	(6,155,827)

Net Gain (Loss) from Operations Before (Provision) Benefit for Income Taxes	$(10,509,614)	$(7,724,314)

Benefit (Provision) for Income Taxes
Current	(11,143)	(77,470)
Deferred

Net Income (Loss)	$(10,520,757)	$(7,801,784)
Net loss per share:

Basic	$(0.94)	$(0.81)
Dilutive	$(0.94)	$(0.81)

Shares used in the computation:
Basic	11,157,353	9,689,859
Dilutive	11,157,353	9,689,859
EBITDA	$1,192,215	$2,463,555

XTANT INTERNATIONAL HOLDINGS, INC.

Calculation of Pro Forma EBITDA

	For the six months ended June 30,
	2015	2014
Pro forma Loss from Operations	(3,379,962)	(1,568,487)

Non-Cash Compensation	446,799	345,580
Depreciation & Amortization	1,893,752	1,704,602
Pro Forma Amortization of Intangibles	2,231,626	1,981,860
Pro Forma EBITDA	1,192,215	2,463,555

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